As filed with the Securities and Exchange Commission on March 31, 2004

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              TRANSNET CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                              22-1892295
(STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER
     OF INCORPORATION OR                                    IDENTIFICATION NO.)
        ORGANIZATION)

                                45 COLUMBIA ROAD
                        SOMERVILLE, NEW JERSEY 08876-3576
                                 (908) 253-0500
                        (ADDRESS AND TELEPHONE NUMBER OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              TRANSNET CORPORATION
                             2000 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                 STEVEN J. WILK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              TRANSNET CORPORATION
                                45 COLUMBIA ROAD
                        SOMERVILLE, NEW JERSEY 08876-3576
                                 (908) 253-0500
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                    PROPOSED         PROPOSED
                                                    MAXIMUM          MAXIMUM
TITLE OF                          AMOUNT            OFFERING         AGGREGATE        AMOUNT OF
SECURITIES TO                     TO BE             PRICE PER        OFFERING         REGISTRATION
BE REGISTERED                     REGISTERED(1)     SHARE            PRICE            FEE

-----------------------------------------------------------------------------------------------------------
COMMON STOCK,
PAR VALUE $.01 PER SHARE          500,000           $1.58(2)         $790,000         $101
-----------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416, this registration statement also covers such additional shares of our common stock as may be issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, based upon the average of the high and low closing prices of our common stock as reported on the OTC Bulletin Board on March 26, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         All information required by Part I to be contained in the prospectus is omitted from this registration statement on Form S-8 in accordance with the explanatory note to Part I of Form S-8 and Rule 428 of the Securities Act of 1933. This registration statement on Form S-8 is filed by TransNet Corporation regarding common stock to be issued upon the exercise of options or other stock-based awards granted pursuant to the TransNet Corporation 2000 Stock Option Plan. Documents containing information required by Part I of Form S-8 will be sent or given to employees participating in the Plan as specified in Rule 428(b)(1) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         We hereby incorporate, or will be deemed to have incorporated, herein by reference the following documents:

              o Our Annual Report on Form 10-K for the fiscal year ended June 30, 2003;

              o Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2003; and

              o The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 22, 1978, including any amendment thereto or report filed for the purpose of updating such description.

         Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Susan M. Wilk, who is opining on the legality of the shares of common stock being registered, is regularly employed by TransNet Corporation as General Counsel. She is also a director of TransNet Corporation.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the "DGCL," provides that a corporation (in its original certificate of incorporation or an amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation, as amended, limits the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

         Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (also known as a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Our Certificate of Incorporation, as amended, provides that we shall indemnify our directors and officers to the fullest extent permitted by DGCL.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  Exhibits.

         EXHIBIT NUMBER             DESCRIPTION OF EXHIBIT

         5.1                        Opinion of Susan M. Wilk, General Counsel of
                                    TransNet Corporation

         10.1 TransNet Corporation 2000 Stock Option Plan (incorporated by reference to Schedule 14A of TransNet Corporation filed with the SEC on December 21, 2000)

         23.1                       Consent of Moore Stephens, P.C.

         24.1 Power of Attorney (included in the signature page)

Item 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Somerville, New Jersey, on this 29th day of March 2004.

                               TRANSNET CORPORATION

                               By: /s/ Steven J. Wilk
                                   ------------------
                                   Name: Steven J. Wilk
                                   Title: Chief Executive Officer, President and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Wilk and Susan M. Wilk as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                    Title                             Date
     ---------                    -----                             ----
/s/ Steven J. Wilk        Director, Chief Executive             March 29, 2004
------------------        Officer and President
Steven J. Wilk            (Principal Executive Officer)


/s/ John J. Wilk          Chairman and Chief                    March 29, 2004
----------------          Financial Officer (Principal
John J. Wilk              Financial and Accounting
                          Officer)

/s/ Jay A. Smolyn         Director                              March 29, 2004
-----------------
Jay A. Smolyn

/s/ Raymond J. Rekuc      Director                              March 29, 2004
--------------------
Raymond J. Rekuc

--------------------      Director
Vincent Cusumano

/s/ Earle Kunzig          Director                              March 29, 2004
----------------
Earle Kunzig

/s/ Susan M. Wilk         Director                              March 29, 2004
-----------------
Susan M. Wilk

                                  EXHIBIT INDEX


EXHIBIT                   DESCRIPTION
NO.                       -----------
-------

5.1                       Opinion of Susan M. Wilk, Legal Counsel of TransNet
                          Corporation

23.1                      Consent of Moore Stephens, P.C.

24.1                      Power of Attorney (included in the signature page)